                                 EXHIBIT (3) (i)


                                                        FILED SEPTEMBER 18, 1996
                                                        OREGON SECURITY OF STATE
                                                          REGISTRY NO. 536391-84

                            ARTICLES OF INCORPORATION

                                CITIZENS BANCORP

                                    ARTICLE I

                The name of the Corporation is Citizens Bancorp.

                                   ARTICLE II

            (1) The Corporation is authorized to issued 5,000,000 shares of Common Stock.

            (2) Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. On dissolution of the Corporation, after any preferential amount with respect to Preferred Stock or other share classes has been paid or set aside, the holders of Common Stock and the holders of any series of other share classes entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation.

            (3) The Board of Directors (the "Board") is authorized, subject to limitations prescribed by the Oregon Business Corporation Act, as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of other classes of shares in series, including without limitation Preferred Stock, to establish from time to time the number of shares to be included in each series, and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board with respect to each series includes, without limitation, determination of the following:

                (a) The number of shares in and the distinguishing designation of that series;

                (b) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

                (c) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for the adjustment of the conversion rate in circumstances determined by the Board;

                (d) Whether shares of that series shall be redeemable and the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                (e) The dividend rate, if any, on shares of that series, the manner of calculating any dividends, and the preferences of any dividends;

                (f) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation, and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

                (g) Any other rights, preferences and limitations of that series that are permitted by law to vary.

                                   ARTICLE III

          (1) The Board shall supervise the business of the Corporation.

          (2) The Board shall consist of not more than twelve (12) and not less than eight (8) members. The exact number of directors at any given time shall be fixed within these limits by approval of the directors.

          (3) The Board shall be divided into three classes, none of which shall have less than two (2) members, identified as class (A), class (B), and class
(C). The term of office of directors of class (A) shall expire at the first annual meeting of shareholders after their election or when their successors are qualified and elected. The term of office of directors in class (B) shall expire at the second annual meeting of shareholders after their election or when their successors are qualified and elected. The term of office of directors in class
(C) shall expire at the third annual meeting of shareholders after their election or when their successors are qualified and elected. At each meeting thereafter, the number of directors equal to the number in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting or until their successors are qualified and elected.

          (4) The shareholders of the Corporation may remove one or more directors only for cause, and only by a vote of two-thirds of the shareholders entitled to vote on the matter. If the director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director. The notice of such meeting must state that the purpose, or one of the purposes, of the meeting is the removal of the director. For the purposes of this Article, "cause" shall mean (I) any breach of a director's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions of a director which are not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any distribution to a director which is unlawful under the provisions of ORS 60.367, or (iv) any transaction with the Corporation from which the director derived an improper illegal personal benefit.

            (5) Any directorship to be filled by reason of a vacancy in the Board or a vacancy resulting from an increase in the number of directors shall be filled by the affirmative vote of a majority of all the directors remaining in office. Such vacancy shall be filled by the Board for the unexpired term of such vacancy at the first regular meeting of the Board after the vacancy occurs. Shareholders may not fill vacancies.

            (6) The directors of the Corporation may remove one or more directors with or without cause by a two-thirds vote of the directors in office at the time of the vote.

            (7) Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation, the provisions of this Article III may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds of all of the votes entitled to cast on the matter.

                                   ARTICLE IV

            (1) Any offer, proposal, or plan to (a) merger, consolidate, or combine the Corporation and/or any of its subsidiaries or assets to any other corporation, entity or affiliate thereof, which offer, proposal or plan is not approved by a majority of the Board, must be approved by the affirmative vote of two-thirds of the shares of each class of stock of the Corporation entitled to vote on the proposal.

            (2) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation, the provisions of this Article IV may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

                                    ARTICLE V

            (1) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for (I) any breach of a director's duty to loyalty to the Corporation or its shareholders, (ii) acts or omissions of a director which are not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) any distribution to a director which is unlawful under the provisions of ORS 60.367, (iv) any transaction with the Corporation from which the director derived an improper or illegal personal benefit, or (v) any act or omission for which such elimination of liability is not permitted under the Act.

            (2) No amendment to the Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission occurring prior to the effective date of the amendment.

            (3) If the Act or other Oregon law is amended to authorize the elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act or by Oregon law as so amended.


                                   ARTICLE VI

          (1) The Corporation shall indemnify to the fullest extent not prohibited by the Act or other law any current or former director of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or other, including an action, suit or proceeding by or in the right of the Corporation, by reason of the fact that such person was or is a director, employee or agent of the Corporation or any of its subsidiaries, or was or is a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

          (2) The Corporation shall reimburse or pay for the reasonable expenses incurred by any such current or former director in any such action, suit or proceeding in advance of the final disposition of the same if the director sets forth in writing (I) the director's good faith belief to entitlement to indemnification under this Article, and (ii) the director's agreement to repay all advances if it is ultimately determined that the director is not entitled to indemnification.

          (3) No amendment to this Article that limits that Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date on which notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be part of or included in any statute, bylaw, agreement, general or specific action of the Board, vote of shareholders, or other document or arrangement. The Corporation may enter into written agreements of indemnification.

                                   ARTICLE VII

          (1) Unless otherwise permitted by the Board, any business, including without limitation nominations of directors, may be properly brought before an annual shareholders meeting, or before any special meeting of shareholders, by a shareholder only upon the shareholder's timely notice in writing to the secretary of the Corporation. To be timely, a shareholder's written notice must be physically received at the principal executive offices of the Corporation not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting.

          (2) A shareholder's notice under this Article VII shall set forth (I) a brief description of each matter desired to be brought before the meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number or shares of stock, if any, of the Corporation which are beneficially owned by such person, (d) the proposed nominee's written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by applicable law.

          (3) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation, the provisions of this Article VII may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter.

                                  ARTICLE VIII

          The street address and the mailing address of the initial registered office of the Corporation is 275 South Third Street, Corvallis, Oregon, 97333, and the name of its initial registered agent is William V. Humphreys.

                                   ARTICLE IX

          The name and address of the incorporator is Bennett H. Goldstein, Attorney at Law, 2548 SW St. Helens Court, Portland, Oregon, 97201.

                                    ARTICLE X

          The mailing address for notices to the Corporation is c/o Bennett H. Goldstein, Attorney at Law, 2548 SW St. Helens Court, Portland, Oregon, 97201.

              Date:  September 18, 1996.

                                ------------------------------------------
                                Bennett H. Goldstein, Incorporator



                               EXHIBIT (3)(ii)

                           BYLAWS OF CITIZENS BANCORP

                        ARTICLE I - SHAREHOLDER MEETINGS

          1.1 Annual Meeting. The annual meeting of shareholders shall be held within 120 days after the close of the fiscal year of the Corporation, for the election of directors and the transaction of any other business, in Benton County, Oregon, or at such other time and place permissible under the laws of Oregon as may be determined by the Board of Directors. If for any cause and election of directors is not held on the day fixed by this Section, such meeting shall be adjourned to some future date within thirty (30) days of the annual meeting date. Business may be brought before the annual meeting by shareholders as provided in Article VII of the Articles of Incorporation of the Corporation.

          1.2 Special Meeting. Special meetings of shareholders may be called by the Chief Executive Officer, a majority of the Board of Directors, or upon request of not less than three shareholders who represent in the aggregate not less than one-third of the capital stock of the Corporation. Notice of all special meetings shall state specifically the purposes thereof. No business other than that specified in said notice shall be transacted at any special meeting unless all shareholders of the Corporation are present either in person or by proxy, and the holders of not less than two-thirds of all stock shall consent thereto.

          1.3 Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting, and the purpose or purposes for which the meeting is called shall be delivered by the Secretary not less than ten (10) days, but not more than fifty (50) days, before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

          1.4 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof; or shareholders entitled to receive any payment of any dividend or in order to make determination of shareholders for any other purpose; the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

          1.5 Proxies. Shareholders may vote at any meeting by proxy. Every proxy shall be in writing, dated, and signed by the shareholder granting the same, shall be valid for only one meeting to be specified therein, or any adjournment thereof, shall specify one or more proxyholders by name, and shall be revocable by the shareholder granting it at any time prior to its exercise.

          1.6 Quorum. At all meetings of shareholders, the holders of a majority of the capital stock of the Corporation issued and outstanding, present either in person or by proxy, shall constitute a quorum and shall be necessary for the transaction of business, but less representation may adjourn such meetings to a time certain. At any legally constituted meeting of shareholders action by the holders of a majority of the shares of stock represented shall control unless otherwise provided for in these bylaws or by law.

          1.7 Vote. At all meetings of shareholders, each shareholder shall be entitled to one vote for each share of stock held by such shareholder on the record for such meeting.

                             ARTICLE II - DIRECTORS

          2.1 Responsibilities. The business of the Corporation shall be run under the supervision of the Board of Directors.

          2.2 Number and Term. The number and terms of service of the members of the Board of Directors shall be provided as in Article III of the Articles of Incorporation of the Corporation.

          2.3 Organization. Within one month of the date of its election of executive officers and a chairman of the Board hereinafter specified. No director shall take office prior to qualifying and taking an oath of office as required by law.

          2.4 Regular Meetings. The Board of Directors shall hold a regular meeting at least once a month on such dates as may be fixed by the Chairman of the Board and the Chief Executive Officer, on not less than five (5) days notice. At every such meeting, the Chief Executive Officer or President shall submit a report, in such detail as the Board may specify, concerning business activities during the preceding month or since the last report, including loans or other extensions of credit to officers, directors, and employees thereof. The Board of Directors shall examine and pass upon such report and make the same a part of the record of such meeting, by recording the same in full in the minutes, and such record shall show their approval or disapproval of same and be subscribed to by each director present at such meeting.

          2.5 Special Meetings. Special meetings of the Board of Directors may be held from time to time upon the call of the Chairman of the Board, the Chief Executive Officer, or not less than one-half of the duly elected, qualified and acting directors. Notice of such meeting shall be given by the person or persons calling the same, by mail not less than five (5)days before the time fixed for such meeting. The presence of any director shall constitute a waiver of the notice of such meeting. Notice of all special meetings shall state specifically the purposes thereof.

          2.6 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business.

          2.7 Employment of Officers. The Board of Directors shall authorize the employment and compensation of all officers of the Corporation.

          2.8 Director of Attendance. All directors shall attend each meeting of the Board of Directors. If unable to attend, the director will be given and excused or unexcused absence by a majority of the directors. If any director has a total of three (3) unexcused absences within the operating year (between annual meetings) such director shall cease to be a member of the Board of Directors, which shall thereafter declare a vacancy which may be filled in the usual manner.

          2.9 Retirement. No person shall be eligible for nomination, election or re-election as a director emeritus of the Corporation who has attained the age of seventy (70) years, or who will attain such age prior to the first day of July in the calendar year in which such nomination, election or re-election would otherwise occur.

          2.10 Non-voting Emeritus Directors. The Board of Directors may in its sole discretion, and at any time, elect one or more non-voting emeritus directors to serve as provided below.

               2.10.1 An emeritus director shall be at least sixty (60) years of age and no more than seventy (70) years of age.

               2.10.2 An emeritus director shall have been for five (5) years or more, and on the date of such director's 60th birthday shall have been a member of the Board of Directors of the Corporation or of a subsidiary or other affiliate of the Corporation, and on the date of election as an emeritus director shall no longer be a member of the Board of Directors, either through resignation or from the Board or otherwise. An individual who has resigned from the Board as a regular director may be elected as an emeritus director by a simple majority of the Board. An individual who failed to be re-elected to the Board as a regular director may be elected as an emeritus director by a two-thirds majority of the board.

               2.10.3 No emeritus director may serve in such capacity for more than five (5) years, and the term of office of an emeritus director shall terminate automatically on the date of such director's seventieth (70th) birthday.

               2.10.4 An emeritus director may attend meetings of the Board of Directors by invitation of the Board only, may participate in discussions in such meetings, but shall have no voting rights as a director.

               2.10.5 An emeritus director shall receive the regular monthly fee payable to members of the Board whether or not such emeritus director attends meetings of the Board; provided, that any emeritus director receiving or eligible to receive benefits from any pension or profit sharing plan of the Corporation or any subsidiary or other affiliate of the Corporation shall not receive a monthly director's fee.

               2.10.6 An emeritus director may be removed from office by a simple majority vote of the Board of Directors at any time and for any reason.

              2.10.7 The shareholders of the Corporation shall have no right to elect emeritus directors.

                            ARTICLE III - COMMITTEES

          3.1 Committees. The Board of Directors may establish one or more committees in its sole discretion, which shall have such duties as may be delegated by the Board.

          3.2 Term and Purposes. All committees established by the Board of Directors shall exist for such time and such purposes as it determines.

                              ARTICLE IV - OFFICERS

          4.1 Officers. The officers of the Corporation shall be a President, who shall be a member of the Board of Directors, a Chief Executive Officer, and one or more Vice Presidents. One of the above officers shall be designated Secretary. Other officers may be appointed by the Board of Directors from time to time. One individual may serve as both President and Chief Executive Officer.

          4.2 Terms of Office. The Chief Executive Officer, the President, any Vice Presidents, and the Secretary shall hold office for the current year for which they shall be appointed, or as provided under any written employment agreements, unless and until they shall resign, become disqualified or be removed. Any vacancies occurring in any of the said offices shall be filled by the Board of Directors.

          4.3 Duties of the Chief Executive Officer and President. The Chief Executive Officer and President shall perform all such duties as the Board of Directors may from time to time prescribe or as may be required by law.

          4.4 Duties of Secretary. The Secretary shall keep a complete record of the proceedings of all meetings of shareholders and directors, shall have the custody of the corporate seal, if any, shall attest the signature of the Corporation and affix the seal when required to do so in the usual course of business and pursuant to law, and shall perform all such other duties as the Board of Directors may from time to time prescribe or as may be required by law.

                           ARTICLE V - CORPORATE STOCK

          5.1 Shares of Stock. The shares of stock of the Corporation may be represented by stock certificates, signed by both the Chief Executive Officer and the Secretary of the Corporation, with the corporate seal, if any, affixed. In the absence of the signature of the Secretary, any Vice-President may provide the second signature. Each stock certificate shall state upon the face thereof that if it is transferable only on the books of the Corporation.


                                     xviii

          5.2 Stock Certificates. Certificates of stock shall be numbered and registered in the order in which they are issued. All certificates shall be issued in consecutive order therefrom and upon the stub of each certificate shall be entered the name of the person owning all shares therein represented, the number of shares represented thereby, and the date of the issuance thereof. All certificates exchanged or returned to the Corporation shall be marked "cancelled," the date of cancellation shall be noted thereon, and the certificate shall be retained.

          5.3 Stock Transfer. The shares of stock of the Corporation shall be transferable and assignable only upon the books of the Corporation. No new stock certificate shall be issued until the old certificate has been properly assigned, transferred, and surrendered for cancellation.

          5.4 Lost Certificate. If any certificate is accidentally destroyed or lost, upon satisfactory proof of such destruction or loss and the receipt of satisfactory indemnity from the shareholder, the Board of Directors may authorize issuance of a new certificate.

          5.5 Shares without Certificates. The Corporation may issue shares of stock without certificates as provided under ORS 60.164

                          ARTICLE VI - INDEMNIFICATION

          6.1 Indemnification. The Corporation shall indemnify officers and directors of the Corporation to the fullest extent permitted under law.

                        ARTICLE VII - GENERAL PROVISIONS

          7.1 Real Estate. All instruments for the purpose of transferring and conveying real estate or any agreement involving real estate shall be executed in the name of the Corporation under authority of a resolution by the Board of Directors, signed by the Chief Executive Officer or President, with the corporate seal affixed when required.

          7.2 Satisfaction of Mortgages. Mortgages, trust deeds and security agreements, upon payment thereof, may be released by the Chief Executive Officer or to the extent directed by the Chief Executive Officer. Such releases may be made in any manner as now or may hereafter be provided by law.

          7.3 Signing Authorization. All checks, drafts, vouchers, or other obligations representing the current expenses and current business transactions of the Corporation shall be signed by the Chief Executive Officer, or by such officer or employee of the Corporation as may be designated by the Chief Executive Officer. The Corporation shall not be liable upon any obligation that does not arise in the ordinary course of business as a current transaction, unless the same is authorized by a resolution of the Board of Directors.

          7.4 Records. The organization papers of the Corporation, records of proceedings at all regular and special meetings of the Board of Directors, the Bylaws and all changes and all amendments thereof, the reports of committees, and all other proceedings shall be recorded in detail in the minutes book. Every official communication from any State of Oregon regulatory authority shall be noted in the minutes as required by law. The minutes of each meeting of the Board of Directors shall be signed by all directors who were in attendance and in addition thereto attested by the Secretary.

          7.5 Inspection of Bylaws. A copy of the Bylaws of the Corporation and all amendments thereto shall be kept in a convenient place at the head of office of the Corporation and made accessible to any stockholder during the regular hours of business.

          7.6 Amendments of Bylaws. The Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders, or at any regular or special meeting of the Board of Directors by a vote of a majority of the number of directors on the Board of Directors at the time of such vote.

          7.7 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

          7.8 Articles of Incorporation. The provisions of the Bylaws are subject to the Articles of Incorporation of the Corporation. In the event of any conflict between the Bylaws and the Articles of Incorporation, the Articles of Incorporation shall control.

                       Date of Adoption: October 15, 1996.


                                       xx